One Financial Securities, Ltd.
                          6371 Richmond Ave., Suite 212
                              Houston, Texas 77057
                                 (713) 975-0021
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__________, 2003

Mr. Jim McCullough, Sr. President and CEO Mac Filmworks, Inc.
9464 Mansfield Road, Suite A-1
Shreveport, Louisiana 71118

Dear Mr. McCullough:

         1. MAC Filmworks, Inc., a Delaware corporation (the "Company") hereby agrees to retain One Financial Securities, Ltd. (the "Adviser") and the Adviser hereby agrees to serve as financial adviser to the Company for the five year period commencing with closing of the Public Offering (as defined in the Managing Placement Agreement dated ______________).

         2. In such capacity, the Adviser shall be available for advice, and shall advise the Company with respect to such financial matters as the Company shall from time to time request, including matters relating to (a) capital raising, whether from institutional and other investors or lenders or from the private placement of debt instruments or equity securities, (b) public offerings of debt or equity, (c) structure of debt or equity financings, (d) acquisitions and other business ventures, (e) stockholder and securities dealer relations, and (f) commercial banking relations.

         3. For the services described above, the Company shall pay the Adviser a financial advisory retainer of Twelve Thousand Dollars ($12,000) per year, payable in quarterly installments on the first day of each quarter during the five year term. The Adviser shall further be entitled to the normal compensation payable to investment banking firms ( the specific terms of such compensation to be agreed between the Company and the Adviser on a case-by-case basis) for completed financings, acquisitions, or other transactions as contemplated under Paragraph 2, provided that the Adviser has rendered assistance with respect thereto, and provided further that nothing shall obligate the Company to utilize the Adviser in connection with any such financing, acquisition or other transaction. In each of the five years during the term hereof, the Company shall be entitled to credit the year's $12,000 retainer against any such further compensation payable by the Company to the Adviser with respect to financing, acquisition, or other transactions consummated during such year. The Company shall also reimburse the Adviser promptly for any out-of-pocket expenses, including fees and expenses of the Adviser's counsel, incurred by the Adviser in connection with rendering its services hereunder at the Company's request, upon submission of a bill thereof.

         4. Before the Company releases any information referring to the Adviser's role as to the Company's financial adviser or to the use of the Adviser's name which is intended for or may result public dissemination thereof, the Company shall furnish drafts of all documents or prepared oral statements to the Adviser for comments, and shall not release any information relating thereto without the written consent of the Adviser. Nothing contained herein shall prevent the Company from furnishing any information to any governmental authority if required to do so by law.

         5. Because we are acting on your behalf, it is our practice to receive indemnification and contribution. A copy of our indemnification and contribution provisions is attached to this Agreement and is incorporated herein and made a part hereof.

         6. If this letter accurately reflects our understanding, please so indicate by signing the original and duplicate of this letter, and returning a fully executed copy to me.

Very truly yours,

One Financial Securities, Ltd.



By:
   -----------------------------------------
       Leland Dykes, President

Accepted and Agreed to:

Mac Filmworks, Inc.


By:
   -----------------------------------------
      Jim McCullough, Sr., President & CEO

Dated:
       -------------------------------------

                   INDEMNIFICATION AND CONTRIBUTION PROVISIONS

         In addition to the retainer, compensation, and reimbursement of expenses provided for in the Agreement (the "Retention Agreement") into which these Indemnification and Contribution Provisions ("this Agreement") are incorporated, the Company shall indemnify and hold harmless our firm in respect of any and all losses, claims, damages, or liabilities, joint or several, to which our firm may become subject under any statute, under common law, or otherwise, and whether or not involving a third party, arising out of, based upon, or in connection with the Retention Agreement or the transactions contemplated thereby, including, without limiting the generality of the foregoing, your use, directly or indirectly, of our advise or any part thereof or reference thereto, any act or omission by our firm in connection with its acceptance of, or the performance or nonperformance of, our obligations under the Retention Agreement, or any breach by the Company of the Retention Agreement, and to reimburse our firm as and when incurred for any legal or any other expenses incurred by our firm in connection with investigating or defending against any such loss, claim, damage, or liability or providing evidence, producing documents, or taking any other action in respect thereto (whether or not our firm is itself a defendant in, or target of, the action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought and whether or not such action, proceeding, or investigation involves a third party); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability is found in a final judicial determination, not subject to further appeal, to have resulted primarily from the willful misconduct or gross negligence of our firm, in which event any reimbursement previously made to our firm will be returned to the Company. The foregoing indemnity shall be in addition to any liability which the Company may otherwise have to our firm or the persons identified below in this sentence and shall extend to the following ("Protected Parties"): our firm, any affiliate of our firm, and each person, if any, who controls our firm or such affiliate within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to each director, officer, partner, employee, agent, and counsel of our firm, of any such affiliate, or of any such controlling person. The indemnity and reimbursement of expenses provided for in this Paragraph and the contribution rights provided for below are in addition to, and not subject to the limitations of, the retainer, compensation, and reimbursement of expenses provided for in the Retention Agreement. The Company also agrees that no Protected Party shall have any obligation (whether direct or indirect, in contract, tort, or otherwise), to the Company or any of its directors, officers, employees, agents, counsel, or controlling persons, arising out of, based upon, or in connection with the matters specified in the preceding sentence, except for any such obligation for losses, claims, damages, and liabilities that are found in a final judicial determination, not subject to further appeal, to have resulted primarily and directly from the willful misconduct or gross negligence of such Protected Person and except for the contribution rights provided for below.

         Promptly after receipt by our firm (or any other Protected Party) of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above, our firm will notify the Company in writing of the receipt or commencement thereof, but the failure of proceeding, or investigation shall not relieve the Company from any obligation or liability which it may have pursuant to this Agreement with respect to such action, proceeding, or investigation, or which it may have pursuant to this Agreement with respect to any other action, proceeding, or investigation, or which it may have otherwise than pursuant to this Agreement with respect to any action, proceeding, or investigation.

         The Company shall be entitled to participate with counsel of its choice in the defense of any such action, proceeding, or investigation. The Company shall, upon the request of our firm and agreement of the Company, assume the defense of a Protected Party with counsel reasonably satisfactory to such Protected Party, provided that the fees and expenses of such counsel shall be paid by the Company. Notwithstanding the foregoing, the Protected Party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action, proceeding, or investigation and to participate in the action, proceeding, or investigation, and the Company shall bear the fees and expenses of such separate counsel (and shall pay such fees and expenses as and when incurred), only if either (i) the Protected Party shall have reasonably concluded that there may be one or more legal defenses available to it or to another Protected Party which are different from or additional to those available to the Company, (ii) the Company shall not have employed counsel reasonably satisfactory to the Protected Party to represent the Protected Party within a reasonable time after the Company shall have notice of the institution of any such action, proceeding, or investigation, or (iii) the Company shall authorize, in writing, the Protected Party to employ separate counsel at the expense of the Company. Counsel for our firm will cooperate with the Company in the defense of any action, proceeding, or investigation to the extent consistent with its professional responsibilities. The Company shall not be liable for the settlement by any protected Party of any action, proceeding, or investigation effected without its consent, which consent will not be unreasonably withheld. The Company shall not, without the prior written consent of our firm, settle or compromise any action, proceeding, or investigation, or permit a default or consent to the entry of any judgment with respect thereto, unless such settlement, compromise, default, or consent includes, as an unconditional term thereof, the giving by the party other than the Company thereto of an unconditional general release to all Protected Parties from all liability in respect of such action, proceeding, or investigation.

         In order to provide for just and equitable contribution, if (i) a claim for indemnification pursuant to this Agreement (subject to the limitations hereof) is made by a Protected Party but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though the express provisions of this Agreement provide for indemnification in such case, or (ii) contribution under the 1933 Act, the 1934 Act, or otherwise may be sought by the Company, our firm, or another Protected Party, the Company on the one hand, and our firm and the other Protected Parties collectively on the other hand, shall contribute to the losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this sentence, include but not be limited to legal and any other expenses incurred in connection with investigating or defending against such losses, claims, damages, or liabilities, or providing evidence, producing documents, or taking any other action in respect thereto (whether or not the Protected Party is itself a defendant in, or target of, such action, proceeding, or investigation and whether or not such action, proceeding, or investigation involves a third party)) in either such case (after contribution from others) in accordance with (iii) the relative benefits received by the Company on the one hand and our firm on the other hand, (iv) the relative fault of the Company on the one hand and our firm on the other hand in connection with the statement, act or omission which resulted in such losses, claims, damages, or liabilities, and (v) relevant equitable considerations; provided, however, that no payment shall be made to the Company pursuant to the provisions of this Paragraph if such payment in any way, directly or indirectly, in whole or in part, limits or defeats the rights of any of the Protected Parties pursuant to any valid indemnification provision whether or not contained in this Agreement. For the purpose of determining the extent to which our firm and the Protected Parties on the one hand, and the Company on the other hand, have satisfied the respective obligations to contribute under this Paragraph, amounts paid by our firm and the Protected Parties shall include amounts paid by any person who actually or allegedly controls or is an affiliate of our firm or any Protected Party, and amounts paid by the Company shall include amounts paid by any person who actually or allegedly controls the Company, in each case within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Protected Parties in the aggregate shall not be obligated to contribute any amount that exceeds the fees then previously received by our firm pursuant to the first sentence of Paragraph 3 of the Retention Agreement. The foregoing contribution agreement shall, to the extent permitted by law, supersede the contribution liabilities of any person having liability under the 1933 Act, the 1934 Act, or otherwise. If the full amount of the contribution specified in this Paragraph is not permitted by law, then the party seeking contribution and each person who controls such party shall be entitled to contribution hereunder to the full extent of such contribution permitted by law.

         Neither termination nor completion of the engagement of our firm referred to above shall affect this Agreement, which shall remain operative and in full force and effect.